Exhibit 10.1

Execution Version

Privileged & Confidential

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

ASSIGNMENT AND LICENSE AGREEMENT

THIS ASSIGNMENT AND LICENSE AGREEMENT (this “Agreement”) is dated as of April 17, 2017 (the “Effective Date”), by and between Professor Paolo Simioni, with a place of business at via Barbo 8, Padova 35128, Italy (“Simioni”), and uniQure biopharma B.V., with a place of business at Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands (“uniQure” and collectively with Simioni, the “Parties” and each, a “Party”).

PREAMBLE

Simioni owns and controls the Assigned Patent Rights and Licensed Know-How, which relate to the production and use of naturally occurring variants of Factor IX, including the “Padua” mutant (“FIX-R338L”) and modifications thereto;

uniQure is a leading gene therapy company with ongoing development programs for gene therapy in Hemophilia B;

Simioni is an employee of University of Padua, at the address of Via 8 Febbraio 1848, 2, 35122 Padova PD, Italy (the “University”) and the University, hereby represented by the Rector of the University, signs this Agreement for acknowledgment and acceptance of all terms of this Agreement, including the specific terms set forth on the signature page to this Agreement; and

The Parties desire to enter into an assignment and license agreement under which Simioni will transfer, via assignment or license as specified in the Agreement, the Assigned Patent Rights and Licensed Know-How to uniQure while receiving and retaining certain rights as described herein.

NOW THEREFORE, in consideration of the respective covenants set forth herein,

THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

ARTICLE I
DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1.                            “Affiliate” shall mean, with respect to a Party, any Person that is controlled by, controlling, or under common control with such Party.  For the purposes of this Section 1.1, “control”

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

means either (a) direct or indirect beneficial ownership of at least fifty percent (50%) interest in the voting stock (or the equivalent) of the relevant entity, (b) having the right to direct, appoint or remove a majority of members of such entity’s board of directors (or their equivalents) or (c) having the power to control the general management of such entity, in each case whether by law or contract.

1.2.                            “Agreement” shall have the meaning set forth in the introduction.

1.3.                            “Applicable Law” shall mean any national, international, supra-national, federal, state or local laws, treaties, statutes, ordinances, rulings, rules and regulations, including any rules, regulations, guidance or guidelines, or requirements of any Regulatory Authorities, national securities exchanges or securities listing organizations, courts, tribunals, agencies, legislative bodies, commissions and other Governmental Authorities that are in effect from time to time during the Term and applicable to a particular activity hereunder.

1.4.                            “Assigned Patent Rights” shall mean (a) the patents and patent applications set forth on Schedule 1.4, (b) any conversions, divisionals, continuations or continuations-in-part thereof, or substitutes therefor, (c) any application claiming priority to any of the foregoing, (d) any patents issuing on or from any of the foregoing, and any reissues, reexaminations or extensions of such patents, and (e) any and all counterparts of any of the foregoing in any country in the Territory.

1.5.                            “Claim” shall have the meaning set forth in Section 6.1.1.

1.6.                            “Competing Product” shall mean any product that incorporates or includes a **.

1.7.                            “Confidential Information” shall mean all information marked in writing as “confidential” or otherwise deemed to be Confidential Information pursuant to the terms of this Agreement that a Party receives from another Party either directly or from any other Person, which relates to the Assigned Patent Rights, the Licensed Know-How or the Products. Notwithstanding the foregoing, Confidential Information shall not include any information or materials that:

1.7.1.                  was already known to the receiving Party, other than under an obligation of confidentiality, at the time of receipt by the receiving Party, except with respect to Confidential Information that is considered the Confidential Information of both Parties;

1.7.2.                  was generally available to the public or otherwise part of the public domain at the time of its receipt by the receiving Party;

1.7.3.                  became generally available to the public or otherwise part of the public domain after its receipt by the receiving Party other than through any act or omission of the receiving Party in breach of this Agreement;

1.7.4.                  was received by the receiving Party without an obligation of confidentiality from a Third Party having the right to disclose such information without restriction; or

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

1.7.5.                  was independently developed by or for the receiving Party without use of or reference to the Confidential Information of the other Party.

1.8.                            “Control” shall mean, as to any Know-How, Patent Right or other intellectual property right, the possession (whether by ownership or license, other than by a license granted pursuant to this Agreement) by a Person of the ability to grant to another Person access, ownership, a license or a sublicense as required herein to such Know-How or Patent Right, without (i) violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Person would first be required hereunder to grant another Person such access, ownership, license or sublicense or (ii) violating any Applicable Law.  “Controlled”, “Controls” and “Controlling” have their correlative meanings.

1.9.                            “Covered” shall mean, with respect to a given product, that a Valid Claim would (absent a license thereunder or ownership thereof) be infringed by the use or sale of such product.  Cognates of the word “Covered” shall have correlative meanings.

1.10.                     “Default Payment” shall have the meaning set forth in Section 3.3.

1.11.                     “Effective Date” shall have the meaning set forth in the introduction.

1.12.                     “EMA” shall mean the European Medicines Agency and any successor entity thereto.

1.13.                     “Enabled Product” shall mean a product containing a nucleotide sequence encoding a Factor IX protein containing a R338L or R338D mutation.

1.14.                     “EU” shall mean either (a) the European Union as of the Effective Date or (b) the European Union as it may be modified from time to time during the Term.

1.15.                     “FDA” shall mean the United States Food and Drug Administration and any successor entity thereto.

1.16.                     “Field” shall mean all human therapeutic uses, excluding the Protein Field. For clarity, the Field shall include (and the Protein Field shall exclude) any and all uses for or in connection with gene therapy or gene therapy applications.

1.17.                     “Governmental Authority” shall mean any court, agency, department, authority or other instrumentality of any one or more national, state, county, city or other political subdivision.

1.18.                     “Infringement” shall have the meaning set forth in Section 4.5.1.

1.19.                     “Know-How” shall mean all technical, scientific and other information, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, ideas, concepts, designs, documents, drawings, specifications, data, results and other material.

1.20.                     “Licensed Know-How” shall mean all Know-How strictly to the extent relating to the Assigned Patent Rights that is owned, licensed or Controlled by Simioni as of the Effective Date.  For

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

clarity, Simioni shall only be required to transfer Licensed Know-How under Section 2.3 if that Licensed Know-How is in existence at the Effective Date.

1.21.                     “Parties” and “Party” shall have the meaning set forth in the introduction.

1.22.                     “Patent Rights” shall mean any and all (a) patents, (b) patent applications, including any conversions, divisionals, continuations or continuations-in-part thereof, or substitutes therefor, and any application claiming priority to any of the foregoing, (c) any patents issuing on or from any of the foregoing, and any reissues, reexaminations or extensions of such patents, and (d) any and all counterparts of any of the foregoing in any country in the Territory.

1.23.                     “Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a Regulatory Authority.

1.24.                     “Product” shall mean, with respect to a country in the Territory, any product for which the sale or use in such country is Covered by at least one (1) Valid Claim Controlled by uniQure or its Sublicensees or assignees.

1.25.                     “Protein Field” shall mean any therapeutic or diagnostic use of a **, but not including, for the avoidance of doubt, any use for or in connection with gene therapy or gene therapy applications such as the administration of a nucleic acid encoding a modified Factor IX protein or a protein study for the development or commercialization of a gene therapy.

1.26.                     “Regulatory Approval” shall mean those approvals (including commercially reasonable pricing and reimbursement approvals, as applicable), with respect to any jurisdiction, or authorizations of a Regulatory Authority, that are necessary for uniQure’s commercial marketing and sale of a pharmaceutical product in such jurisdiction.

1.27.                     “Regulatory Authority” shall mean, in a particular country or jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or jurisdiction, including without limitation, in the United States, the FDA and in Europe, the EMA.

1.28.                     “Simioni” shall have the meaning set forth in the introduction.

1.29.                     “Simioni Sublicense Milestone Revenues” shall mean any payment following the University Acknowledgment Date based on the achievement of a milestone event that Simioni or his designee receives from a Third Party to which Simioni has granted a right under any Assigned Patent Right for any exploitation of one or more products in all or part of the Protein Field.

1.30.                     “Sublicensee” shall mean a Third Party to whom uniQure has granted a right under Assigned Patent Rights to develop, have developed, manufacture, have manufactured, use, have used,

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

market, import, have imported, offer for sale, have offered for sale, sell or have sold any Product in any country in the Territory in all or part of the Field.

1.31.                     “Taxes” shall have the meaning set forth in Section 3.8.

1.32.                     “Term” shall have the meaning set forth in Section 8.1.

1.33.                     “Territory” shall mean worldwide except for the Terminated Territory unless otherwise specified herein.

1.34.                     “Third Party” shall mean any Person other than Simioni, uniQure, and their respective Affiliates.

1.35.                     “uniQure” shall have the meaning set forth in the introduction.

1.36.                     “uniQure Sublicense Milestone Revenues” shall mean any payment following the University Acknowledgment Date based on the achievement of a milestone event for a Product that uniQure receives from a Sublicensee to which uniQure has granted a right under any Assigned Patent Right for any exploitation of one or more Products in all or part of the Field.

1.37.                     “University Acknowledgment Date” shall mean the date on or following the Effective Date on which the University signs this Agreement for acknowledgment and acceptance as set forth on the signature page to this Agreement.

1.38.                     “U.S.” shall mean the United States of America, including all of its territories and possessions.

1.39.                     “Valid Claim” shall mean, subject to Section 4.1.2, a claim of an issued patent included within an Assigned Patent Right (a) that relates to a ** disclosed in one or more Assigned Patent Rights (including inter alia claims encompassing (i) said nucleotide sequence, (ii) products (e.g., a vector) comprising such a nucleotide sequence and/or (iii) uses or methods encompassing the use of such nucleotide sequence or products comprising such a nucleotide sequence for treatment of an illness such as a hematological disorders and/or at least one coagulopathy (e.g. hemophilia)) and (b) that has issued after the Effective Date.

ARTICLE II
ASSIGNMENT, LICENSE AND DILIGENCE

2.1.                            Assignment.

2.1.1.                  Simioni hereby irrevocably transfers and assigns to uniQure and its successors and assigns, all of Simioni’s rights, title and interest throughout the Territory in and to (i) the Assigned Patent Rights and (ii) any and all claims for damages by reason of past infringement of any Assigned Patent Rights, together with the right to sue for, collect, and retain the proceeds for any past, present, and future infringement of any such Assigned Patent Rights. Simioni hereby authorizes uniQure to record this Agreement with all appropriate Governmental Authorities.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

2.1.2.                  Simioni shall sign and/or execute the documents that are necessary to give full effectiveness to the provisions of this Agreement: a) within ** of any request by uniQure made in the ** immediately following the University Acknowledgment Date; b) within ** of any other request by uniQure following the University Acknowledgment Date; and in each case ((a) and (b)) in accordance with uniQure’s instructions (including instructions to use any counsel or other Third Parties provided by uniQure), execute and deliver any documents and otherwise to do what is necessary (including the delivery and procurement of documents), to give full effect to and perfect the rights of uniQure under this Agreement, including the execution of patent assignment documentation in the form attached hereto as Exhibit A.  Within ** of receipt of an invoice, uniQure shall reimburse Simioni for the reasonable out-of-pocket (not internal) costs directly incurred by Simioni in such performance of his obligations following the University Acknowledgment Date as set forth under this Section 2.1.2.  For the case of incapacity or unavailability of, or any failure to act pursuant to this Section 2.1.2 by, Simioni at any time following the University Acknowledgment Date that continues for over **, Simioni hereby appoints uniQure as its attorney in fact, with full power of substitution, on behalf of Simioni and for the benefit of uniQure, to execute all documents, to demand and receive any and all of the rights of uniQure under this Agreement, to give receipts and releases for and in respect of the Assigned Patent Rights, to institute and prosecute in the name of Simioni any proceedings at law, in equity, or otherwise, and to take any other action uniQure deems reasonably necessary to establish, perfect or defend its rights acquired hereunder. Simioni stipulates and agrees that such appointment is a right coupled with an irrevocable interest and will survive the incapacity or unavailability of Simioni at any future time.

2.1.3.                  On an Assigned Patent Right-by-Assigned Patent Right basis, with respect to any Assigned Patent Right that is not fully and completely assigned in a country in the Territory pursuant to Section 2.1 on the Effective Date, Simioni hereby grants to uniQure an exclusive, sublicensable (through multiple tiers), non-royalty-bearing license under such Assigned Patent Right to develop, have developed, manufacture, have manufactured, use, have used, market, import, have imported, offer for sale, have offered for sale, sell or have sold products in such country in the Field.  The term of the license set forth in this Section 2.1.3 shall be, on an Assigned Patent Right-by-Assigned Patent Right basis, from the Effective Date until the full and complete assignment of such Assigned Patent Right in such country pursuant to Section 2.1.

2.2.                            License Back.

2.2.1.                  Subject to the terms and conditions of this Agreement (including Section 2.4), uniQure hereby grants to Simioni during the Term (a) an exclusive, royalty-bearing (under Section 3.5), sublicensable (subject to Section 2.2.2) license under uniQure’s right, title and interest in the Assigned Patent Rights (except for those Assigned Patent Rights not yet fully and completely assigned to uniQure

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

pursuant to Section 2.1, which Assigned Patent Rights shall be included once fully and completely assigned to uniQure pursuant to Section 2.1) to develop, have developed, manufacture, have manufactured, use, have used, market, import, have imported, offer for sale, have offered for sale, sell or have sold products solely for use in the Protein Field in the Territory and (b) a non-exclusive, non-royalty-bearing license, without the right to grant sublicenses, under uniQure’s right, title and interest in the Assigned Patent Rights solely to conduct non-commercial research activities in any field, including non-commercial research for human therapeutic uses, such activities to be only conducted by Simioni alone or with non-commercial Third Parties who are academic or research institutions.  For the avoidance of doubt, activities permitted to be conducted under the exercise of rights in clause (b) of this Section 2.2.1 do not include clinical studies and shall not result in, or contribute to, any commercial sale of goods or services.

2.2.2.                  All sublicensees of the rights granted to Simioni in Section 2.2.1 shall enter into written sublicense agreements on terms consistent with this Agreement and which include (a) confidentiality provisions relating to the Confidential Information of uniQure that are the same or substantially similar as those contained in this Agreement; (b) indemnification provisions that require the sublicensee to indemnify, hold harmless and defend Simioni, uniQure and their respective Affiliates from and against any losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Simioni, uniQure or their respective Affiliates arising or resulting from any Claim related to product liability for products developed, manufactured or commercialized by such sublicensee, its Affiliates or sublicensees; provided that Simioni shall use commercially reasonable efforts to negotiate such sublicense agreements to include indemnification provisions that require the sublicensee to indemnify Simioni and uniQure to the full extent, mutatis mutandis, uniQure indemnifies Simioni pursuant to Section 6.1; and (c) enforcement provisions providing that, in the event of material breach by the sublicensee of the sublicensing terms mandated by this Section 2.2.2, uniQure shall have the ability to step in and enforce such terms at uniQure’s sole cost and expense, including by terminating such sublicense agreement. Simioni shall provide a copy of each sublicense of the rights granted to Simioni under Section 2.2.1 to uniQure within ** of its execution.

2.3.                            Know-How License to uniQure.  Subject to the terms of this Agreement, during the Term, Simioni hereby grants to uniQure a non-exclusive, irrevocable, world-wide, royalty-bearing (under Section 3.4) license, with the right to grant sublicenses, under the Licensed Know-How to develop, have developed, manufacture, have manufactured, use, have used, market, import, have imported, offer for sale, have offered for sale, sell or have sold products in the Territory in the Field.  Promptly following the University Acknowledgment Date, Simioni, at his sole cost and expense, shall provide uniQure with copies of Licensed Know-How (a) that is embodied in a tangible medium and

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

(b) of which uniQure has not already acknowledged receipt, such provided Licensed Know-How to include lab notebooks and, subject to redactions necessary to comply with Applicable Law regarding confidentiality, patient records.  During the Term following the University Acknowledgment Date, without limiting any other right or remedy hereunder or under Applicable Law, in the event uniQure becomes aware of any tangible Licensed Know-How (e.g., data or presentations related to the Field or a relevant lab notebook) not already transferred to uniQure under this Section 2.3, it may request such Licensed Know-How from Simioni and Simioni will provide copies of such to uniQure within ** of uniQure’s request.

2.4.                            Right to Use. For clarity, and notwithstanding anything to the contrary in this Agreement, including the license granted to Simioni by uniQure in Section 2.2.1, uniQure shall have and reserves for itself and its Affiliates and Sublicensees the right and license to practice the Assigned Patent Rights and Licensed Know-How in connection with protein assays to analyze or detect the protein expressed by gene therapy products and for other purposes or activities that are reasonably anticipated to be necessary to obtain or maintain Regulatory Approval of a product in a country or territory in the Territory.

2.5.                            Diligence.  With respect to any Product uniQure elects to develop or commercialize following the University Acknowledgment Date, uniQure will use commercially reasonable efforts to (a) develop and seek Regulatory Approval for such Product in the U.S., Canada and EU in an indication in the Field and (b) following receipt of Regulatory Approval for a Product for an indication in the Field in the U.S., Canada or EU, commercialize such Product for such indication in such country. Notwithstanding anything to the contrary in this Agreement, uniQure may at any time elect in its sole discretion to develop, commercialize, or discontinue development or commercialization of any Product in any country in the Territory.

2.6.                            Exclusivity. During the Term, Simioni shall not, and shall cause its Affiliates to not, directly or indirectly (a) develop, manufacture or commercialize any Competing Product in the Field, nor collaborate with, license, sell to or enable or otherwise authorize, permit or grant any right to any Third Party to develop, manufacture or commercialize any Competing Product in the Field; provided, however, that if this Agreement is terminated by uniQure pursuant to Section 8.2 or Section 8.4, then the restriction in this Section 2.6 shall continue to bind Simioni and his Affiliates following the end of the Term for a period of **.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

ARTICLE III
FINANCIAL CONSIDERATION

3.1.                            Initial License Fee.  uniQure shall pay to Simioni an upfront fee in the sum of Two Hundred and Fifty Thousand Euros (€250,000), which is due and payable to Simioni within ** of the University Acknowledgment Date.

3.2.                            Past Patent Expenses.  Within ** after the University Acknowledgment Date, uniQure shall reimburse Simioni for all out-of-pocket expenses paid or that are payable by Simioni for filing, prosecuting, maintaining and enforcing Assigned Patent Rights prior to the Effective Date as well as for advisory services related to the matter.  The total amount of these expenses is Two Hundred and Fifty Thousand Euros (€250,000). Simioni represents that he has, either on or before the Effective Date, supplied true, correct and complete documentation to uniQure reflecting his payment or owing of payment of such expenses.

3.3.                            Milestone Payments.  Subject to the terms of this Agreement, uniQure shall make the following one-time, non-creditable, non-refundable milestone payments to Simioni within ** of the occurrence of the following events following the University Acknowledgment Date, whether uniQure or a Sublicensee achieves the events.

Milestone Event	Milestone Payment
1) **	**
2) **	**
3) **	**
4) **	**
5) **	**
6) **	**
7) **	**

For the sake of clarity, if, for example, milestone events 1) and 4) are achieved (thus, if a **), then milestone event 5) is also achieved and total milestone payments of ** for milestone events 1), 4) and 5) will be paid by uniQure to Simioni.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

Analogously, if, for example, milestone events 2) and 6) are achieved (thus, if a **, and a **), Milestone Event 7) is also achieved and total milestone payments of ** for milestone events 2), 6) and 7) have to be paid by uniQure to Simioni.

Each of the milestone payments above are payable only one time, regardless of how many Valid Claims exist or products receive Regulatory Approval in a country. In accordance with the foregoing, the maximum total milestone payments payable by uniQure to Simioni under this Section 3.3 is €8,100,000.

If the milestone event ** is not achieved by **, uniQure shall pay Simioni the non-refundable sum of ** on or before **, if the Agreement is in effect as of ** and not subject to uniQure’s outstanding notice of termination pursuant to Section 8.2 or 8.4 (the “Default Payment”).  uniQure shall pay Simioni the non-refundable sum of ** as set forth in Section 8.5.2(b) in certain enumerated instances where the Default Payment has not been paid.  Once the Default Payment is owed to Simioni under this Section 3.3, the corresponding milestone payment for the ** will not be owed by uniQure to Simioni.  For clarity, if (a) the milestone event ** is achieved by **, (b) this Agreement is no longer in effect because it is terminated or (c) this Agreement is subject to uniQure’s outstanding notice of termination pursuant to Section 8.2 or 8.4 on **, in each case uniQure shall not owe Simioni the Default Payment.

3.4.                            uniQure Sublicense Milestone Revenues.  uniQure shall pay Simioni a royalty of ** of uniQure Sublicense Milestone Revenues during the Term.  uniQure shall pay these royalties to Simioni within ** of each calendar quarter in which the relevant uniQure Sublicense Milestone Revenues is received by uniQure.

3.5.                            Simioni Sublicense Milestone Revenues.  Simioni shall pay uniQure a royalty of ** of Simioni Sublicense Milestone Revenues during the Term. Simioni shall pay these royalties to uniQure within ** of each calendar quarter in which the relevant uniQure Sublicense Milestone Revenues is received by Simioni.

3.6.                            Payment Recipients.  Simioni represents to uniQure that, as of the Effective Date, he is a researcher and employee of the University and, without limiting any other provision of this Agreement (including Section 5.2.1), Simioni, as an employee of the University, is the exclusive holder of the rights deriving from his invention(s) and patent(s) under Applicable Law, including the Assigned Patent Rights, but the University has the right, pursuant to the University’s internal rules and regulations, to receive ** of the income received for assignment or license of the Assigned Patent Rights (net of costs or fees paid directly by Simioni).  Based on this representation, uniQure has agreed to pay any amounts owed to Simioni pursuant to Section 3.1, 3.3 or 3.4, as such amounts may be adjusted under this Agreement, as follows: ** of such amount shall be paid to the University and ** of such amount shall be paid to Simioni.  Notwithstanding anything to the contrary in this Agreement, nothing in this Section 3.6 is meant to or shall be deemed to result in uniQure having any obligation or

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

liability to the University or the University having any contractual or legal right of recourse against uniQure under Applicable Law or this Agreement.

3.7.                            Right to Offset.  Each Party shall have the right to offset any amount owed by the other Party to such first Party under or in connection with this Agreement, including pursuant to Section 6.1 (Indemnification) or in connection with any breach, against any payments owed by such first Party to such other Party under this Agreement.  Such offsets shall be in addition to any other rights or remedies available under this Agreement and Applicable Law.

3.8.                            Taxes.  Each Party shall be responsible for any and all of its applicable sales, use, VAT, GST, excise, property, and other taxes, levies, duties or fees (“Taxes”). If either Party is required to deduct or withhold from any payment due hereunder any taxes, duties, levies, imposts, assessments, deductions, fees, and other similar charges by Applicable Law or any Governmental Authority (“Withholding Taxes”), then such paying Party shall pay such Withholding Taxes to the local applicable Governmental Authority and make the payment to the other Party of the net amount due after deduction or withholding of such taxes. Such Withholding Taxes shall be treated for all purposes of this Agreement as having been paid to the owed Party hereunder.  Each paying Party shall submit proof of payment of the Withholding Taxes to the owed Party, if applicable. The Parties shall cooperate in good faith to eliminate or minimize any such Withholding Taxes.

3.9.                            Currency Exchange. For any currency conversion required in determining the amount of payments due hereunder, such conversion shall be made as follows when calculating all other sums due under this Agreement, the amount in currencies other then Euros shall be converted into Euros using the average of daily last price rate of exchange (as set forth in the Wall Street Journal, Eastern Edition or if the Wall Street Journal is not available, another similar publication) for such currencies for the relevant month preceding payment.

3.10.                     Payment Method. All payments due to a Party hereunder shall be made in Euro via wire transfer of immediately available funds to an account designated in writing by that Party to the other Party.  Simioni shall be responsible for providing information to uniQure regarding the designated account for payment to the University as set forth in Section 3.6 in a timely manner and uniQure shall not be deemed to have failed to deliver a payment or to have delivered a late payment under this Agreement if such delay or failure was due to inaccurate or inadequate information for the University’s account for payment.

3.11.                     Record Retention.  Each Party shall maintain complete and accurate books, records and accounts for the calculation of uniQure Sublicense Milestone Revenues and Simioni Sublicense Milestone Revenues, as applicable, in sufficient detail to confirm the accuracy of any payments made under Section 3.4 or Section 3.5, as applicable, under this Agreement, which books, records and

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

accounts shall be retained until the later of ** after the end of the period to which such books and records pertain or longer as is required by Applicable Law.

ARTICLE IV
PATENT PROSECUTION AND ENFORCEMENT

4.1.                            Patent Prosecution.

4.1.1.                  uniQure shall, at its own expense and its sole discretion, have the sole right to prepare, file, prosecute and maintain the Assigned Patent Rights.  For purposes of this Agreement, “prosecution” and its correlatives shall include ex parte prosecution, interference proceedings, reissues, reexaminations, oppositions and all proceedings before a patent office in the Territory, including inter partes review, appeals and post grant review proceedings, and any judicial or other appeals of the foregoing.

4.1.2.                  At uniQure’s request, Simioni shall reasonably cooperate with uniQure in preparing, filing, prosecuting and maintaining the Assigned Patent Rights, including by providing such copies of Licensed Know-How and making such declarations as are necessary or desirable for preparing, filing, prosecuting and maintaining the Assigned Patent Rights.  Simioni shall provide prompt notice to uniQure of any matter that comes to his attention that may affect the patentability, validity or enforceability of any Assigned Patent Right but, for the avoidance of doubt, as of and following the Effective Date, Simioni shall not correspond with any Governmental Authority regarding, or take any action to prepare, file, prosecute or maintain, any Assigned Patent Right (including any action or omission that results in the issuance of any claim within the Assigned Patent Rights) without uniQure’s prior written consent. Without limiting any other right or remedy of uniQure and notwithstanding anything in this Agreement to the contrary, in the event that a claim issues within the Assigned Patent Rights (a) due to Simioni’s failure to comply with the restrictions set forth in the immediately preceding sentence of this Section 4.1.2 or (b) as a result of an action or a failure to act that results in the representation and warranty in Section 5.2.5 being untrue, such claim shall not be deemed a Valid Claim.

4.1.3.                  uniQure shall keep Simioni reasonably updated on the status and progress of the prosecution of the Assigned Patent Rights. Simioni shall have the reasonable opportunity to make suggestions (including suggested amendments or revisions, if necessary) and comments regarding claims in patent applications included within the Assigned Patent Rights before such claims are filed. uniQure will consider in good faith the implementation of any reasonable suggestions or comments of Simioni that support the issuance of Valid Claims.

4.1.4.                  With respect to any Valid Claim that uniQure has elected to prosecute, uniQure will use commercially reasonable efforts to maintain and enforce such Valid Claim.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

4.1.5.                  Notwithstanding anything to the contrary in this Agreement, uniQure may elect to either abandon or prosecute any claim whatsoever within an Assigned Patent Right in its sole discretion at any time; provided that any such abandonment or prosecution would not in itself limit uniQure’s obligation with respect to the Default Payment as set forth in Section 3.3 or any payment obligation under Section 8.5.2(b).

4.2.                            Common Interest.  The Parties acknowledge and agree that, with regard to the preparation, filing, prosecution and maintenance of the Assigned Patent Rights, the interests of the Parties as licensor and licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature. All non-public information disclosed by uniQure or uniQure’s outside patent counsel to Simioni regarding preparation, filing, prosecution or maintenance of the Assigned Patent Rights, will be deemed Confidential Information.  The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Assigned Patent Rights or Confidential Information, including privilege under the common interest doctrine and similar or related doctrines.

4.3.                            Patent Term Extension.  uniQure shall have the sole right to make decisions regarding, and to apply for and obtain, patent term restoration for any Assigned Patent Right with respect to any product in any country in the Territory under any statute or regulation equivalent or similar to Regulation (EC) No 469/2009 and 35 U.S.C. § 156, and uniQure will determine in its sole discretion whether to extend any Assigned Patent Right and, if so, which Assigned Patent Right to extend (including, without limitation, by filing or not filing supplementary protection certificates and any other extensions that are now or in the future become available).

4.4.                            Unitary Patent System.  uniQure shall have the exclusive right to opt-in or opt-out of the EU Unitary Patent System for all Assigned Patent Rights.  Without limiting the generality of the foregoing, Simioni shall not initiate any action with respect to an Assigned Patent Right that would result in uniQure being obligated to opt-in or opt-out under the EU Unitary Patent System with respect to such Assigned Patent Right prior to uniQure making a final, binding determination as to so opt-in or opt-out.

4.5.                            Patent Enforcement.

4.5.1.                  Each Party shall promptly deliver a notice, in writing, to the other Party during the Term in the event it becomes aware of any infringement, misappropriation or suspected infringement or misappropriation, of any of the Assigned Patent Rights or the Licensed Know-How by any Person (“Infringement”).

4.5.2.                  uniQure shall have the sole and exclusive right, at its sole discretion, to determine the steps (if any) to be taken to protect or enforce the Assigned Patent Rights or the Licensed

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

Know-How, including enforcement or defense of an allegation of invalidity or unenforceability.  Simioni shall provide all reasonably requested assistance to uniQure in taking steps to prevent or enjoin the Infringement or defend against an allegation of invalidity or unenforceability.  Such assistance may generally include, but is not limited to, providing access (on a confidential basis to the extent allowed by applicable Italian laws or by any Applicable Law) to lab journals, patient records and/or correspondence related to the Assigned Patent Rights which are in possession of Simioni and signing an affidavit related thereto. If required by Applicable Law or otherwise necessary to defend, protect or enforce the Assigned Patent Rights (including to obtain standing or obtain any benefits in the relevant proceedings), Simioni shall, upon uniQure’s request, participate in or join as a party to the proceedings, as appropriate, and shall reasonably cooperate with uniQure in an effort to successfully defend, protect or enforce the Assigned Patent Rights or the Licensed Know-How before the competent jurisdictions, provided that uniQure will endeavor to give Simioni reasonable advance notice of his required participation and to keep his time commitment as minimal as reasonably possible. uniQure shall directly pay for all the attorney costs and/or IP consultant and/or any other advisor and out-of-pocket costs reasonably incurred by Simioni as a necessary result of Simioni’s participation in or joinder as a party to the proceedings at uniQure’s request.  Simioni will provide uniQure with the details of such services in advance including the name of the individual and firm, purpose, and fee structure. In such a case, uniQure shall also pay the lesser of €200/hour or €1,500/day for all the time required to be spent by Simioni as a result of Simioni participating in or joining as a party to the proceedings as requested by uniQure, including any preparatory and preliminary phase. uniQure shall be entitled to retain for its own absolute benefit any damages, costs or other expenses awarded or recovered in any proceedings resulting from the taking of steps to prevent or enjoin the Infringement or defending against an allegation of invalidity or unenforceability.  However, on a case by case basis, Simioni may, at his sole expense, choose to participate in or join as a party to the proceedings and reasonably cooperate with uniQure in an effort to successfully defend, protect or enforce the Assigned Patent Rights or the Licensed Know-How before the competent jurisdictions.

4.5.3.                  uniQure shall have final decision making authority with respect to any Infringement proceedings.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.1.                            Mutual Representations and Warranties.  uniQure and Simioni each represents and warrants to the other Party, as of the Effective Date, that:

5.1.1.                  the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary and applicable

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

corporate action, and do not violate: (a) such Party’s charter documents, bylaws, or other organizational documents, as applicable; (b) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound; (c) any requirement of any Applicable Law; or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or other Governmental Authority presently in effect applicable to such Party;

5.1.2.                  the Person executing this Agreement on behalf of such Party is duly authorized to do so by all requisite action;

5.1.3.                  this Agreement constitutes a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity);

5.1.4.                  except as contemplated by this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or a Third Party is required on the part of such Party in connection with the valid execution, delivery and performance of this Agreement; and

5.1.5.                  it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder or thereunder.

5.2.                            Additional Representations and Warranties of Simioni. Simioni further represents and warrants to uniQure, as of the Effective Date that:

5.2.1.                  prior to the assignments under this Agreement, Simioni solely and exclusively owned and Controlled all right, title and interest in and to and under the Assigned Patent Rights, free and clear of all liens, charges, claims, encumbrances or restrictions whatsoever;

5.2.2.                  the Assigned Patent Rights set forth on Schedule 1.4 are all of the Patent Rights that Simioni owns, licenses or Controls that relate to the composition (including nucleic acid- or protein-based compositions), production or use of variants of Factor IX;

5.2.3.                  all issued Assigned Patent Rights (a) are to Simioni’s knowledge, subsisting and are not invalid or unenforceable, in whole or in part and (b) have been prosecuted, filed and maintained in accordance with Applicable Law and all applicable fees have been paid on or before the due date for payment;

5.2.4.                  with respect to any pending applications included in the Assigned Patent Rights, such applications are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law and Simioni has presented all relevant references, documents, and

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

information of which it or other inventors are aware to the relevant patent examiner at the relevant patent office;

5.2.5.                  with respect to any pending applications included in the Assigned Patent Rights set forth on Schedule 1.4, such pending applications have not issued and Simioni has not taken or failed to take any action, and is not aware of any action taken or not taken, that would result in any such pending application issuing prior to, on or after the Effective Date without requiring further action by uniQure;

5.2.6.                  true, complete and correct copies of the file wrappers and other documents and materials relating to the prosecution, defense, maintenance, validity and enforceability of the Assigned Patent Rights have been provided or made available to uniQure prior to the Effective Date;

5.2.7.                  there is no claim or litigation pending or claim that was previously asserted in writing against Simioni or, to Simioni’s knowledge, any Third Party (and Simioni has no knowledge of any claim, whether or not pending or asserted) by any Person alleging that (a) the Assigned Patent Rights are invalid or unenforceable or (b) the conception, development, reduction to practice, disclosing, copying, making, assigning or licensing of the Assigned Patent Rights or the Licensed Know-How as contemplated herein, violates, infringes, constitutes misappropriation or otherwise conflicts or interferes with, or would violate, infringe or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person;

5.2.8.                  to Simioni’s knowledge, no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate the Assigned Patent Rights or the Licensed Know-How;

5.2.9.                  the contents of any Licensed Know-How provided by Simioni to uniQure, including that Licensed Know-How provided to uniQure prior to the Effective Date or under this Agreement, is true, complete and correct;

5.2.10.           to Simioni’s knowledge, each of the Assigned Patent Rights properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Assigned Patent Right is issued;

5.2.11.           Simioni has full right and authority to grant the licenses and rights granted under this Agreement; and

5.2.12.           Simioni has made available to uniQure all material Licensed Know-How that is applicable to the research, development, manufacture, commercialization or use of a product in the Field.

5.3.                            DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT RIGHTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. EACH PARTY UNDERSTANDS AND AGREES THAT THE FOREGOING CONSITITUES A FULL AND COMPLETE DISCLAIMER BY THE OTHER PARTY OF ALL REPRESENTATIONS AND WARRANTIES OTHER THAN THOSE EXPRESSLY PROVIDED HEREIN.

ARTICLE VI
INDEMNIFICATION AND LIMITATION ON LIABILITY

6.1.                            Indemnification.

6.1.1.                  By uniQure. uniQure hereby agrees to indemnify, hold harmless and defend Simioni, from and against any losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Simioni and arising or resulting from any claim, demand, action or proceeding of a Third Party (a “Claim”) to the extent such Claim relates to or arises from the research, development, manufacture or commercialization of any product in the Field by uniQure or any of its Affiliates except to the extent that any Claim relates to or arises from (a) the negligence, wrongful intentional acts or omissions of, or violation of Applicable Law or (b) breach of this Agreement, in each case by Simioni or any of his Affiliates, subcontractors, licensees or sublicensees.

6.1.2.                  Procedures.  In connection with any Claim for which Simioni seeks indemnification pursuant to this Agreement, Simioni shall give uniQure prompt written notice of the Claim and uniQure shall only be obligated to indemnify Simioni pursuant to Section 6.1.1 if Simioni reasonably cooperates with uniQure respect to such Claim, including permitting uniQure to control the defense and settlement of the Claim.

6.2.                            NO CONSEQUENTIAL DAMAGES.  EXCEPT IN THE EVENT OF THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OF A PARTY, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST REVENUES, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF WHETHER IT HAS BEEN INFORMED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OR THE TYPE OF CLAIM, CONTRACT OR TORT (INCLUDING NEGLIGENCE).

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

ARTICLE VII
CONFIDENTIALITY

7.1.                            Confidentiality.

7.1.1.                  During the Term, and for a period of ** thereafter, each Party undertakes, subject to the terms of this Agreement, to (i) except to the extent permitted by this Agreement or otherwise agreed upon in writing, keep confidential and not disclose to any Third Party any Confidential Information of the other Party; (ii) except in connection with the activities contemplated by or the exercise of rights permitted by this Agreement or in order to further the purposes of this Agreement or as otherwise agreed upon in writing by the Parties, not use for any purpose any Confidential Information of the other Party; and (iii) take all reasonable precautions to protect the Confidential Information of the other Party (including all precautions a Party employs with respect to its own confidential information of a similar nature).

7.1.2.                  Notwithstanding anything to the contrary in this Agreement, a Party may use and disclose the Confidential Information of the other Party as follows:

(a)                                 if required by Applicable Law, including as may be required in connection with any filings made with, or by the disclosure policies of a major stock exchange;

(b)                                 as reasonably necessary to obtain or maintain any Regulatory Approval, including to conduct preclinical studies and clinical trials and for pricing approvals, for any product;

(c)                                  to prepare, file, maintain or prosecute Assigned Patent Rights or file or defend litigation in accordance with the provisions of this Agreement; or

(d)                                 to licensees, sublicensees, vendors, consultants, agents, attorneys, contractors and clinicians under written agreements of confidentiality at least as restrictive as those set forth in this Agreement, who have a need to know such information in connection with such Party performing its obligations or exercising its rights under this Agreement;

provided that in the instances of disclosure under clause (a) or (c) of this Section 7.1.2, the Party disclosing the Confidential Information of the other Party shall, to the extent permitted under Applicable Law, (x) give reasonable advance notice to the other Party of such disclosure to permit such other Party to use its reasonable efforts to secure confidential treatment of such Confidential Information prior to disclosure to the extent such treatment is applicable, (y) cooperate with the other Party in the exercise of its rights to protect the confidentiality of the Confidential Information and (z) disclose only that Confidential Information of the other Party that is required to be disclosed.

7.2.                            Termination of Prior Agreements. As of the Effective Date, this Agreement supersedes the confidentiality obligations by and between the Parties under the Two Way Confidentiality Disclosure Agreement effective as of July 19, 2016.  All “Confidential Information”

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

(as defined in such Two Way Confidentiality Disclosure Agreement) exchanged between the Parties thereunder shall be deemed Confidential Information hereunder and shall be subject to the provisions of Section 7.1.

7.3.                            Terms of this Agreement. The Parties agree that the terms of this Agreement (including any term sheet or prior drafts related hereto) will be treated as Confidential Information of uniQure, with Simioni deemed to be the receiving Party of such Confidential Information. The terms of this Agreement may be disclosed, in confidence, by each Party: (a) to its Affiliates; (b) to actual or potential collaborators, licensees or sublicensees, but only (i) after redacting terms not relevant to the rights and obligations being undertaken or contemplated to be undertaken by such Affiliates, collaborators, licensees or sublicensees, (ii) for limited purposes as necessary for that Affiliate, collaborator, licensee or sublicensee to perform its obligations or exercise its rights and (iii) under written agreements of confidentiality at least as restrictive as those set forth in this Agreement; (c) to potential acquirers, merger partners, investment bankers and lenders for purposes as required in connection with a transaction and under written agreements of confidentiality at least as restrictive as those set forth in this Agreement; and (d) as required to be disclosed in its publicly-filed financial statements or other public disclosures (e.g., the U.S. Securities and Exchange Commission, NASDAQ or any other stock exchange on which securities issued by either Party may be issued).

7.4.                            Publicity and Publications.

7.4.1.                  uniQure may make publications, presentations, press releases, announcements or other disclosures regarding this Agreement or any of the activities contemplated hereunder, including the development or commercialization of products, and will endeavor in good faith to give Simioni prior notice thereof.

7.4.2.                  Simioni will submit to uniQure for review and approval any publications, presentations, press releases, announcements or other disclosures that either (a) contain Confidential Information of uniQure or (b) are related to the Licensed Know-How, the Assigned Patent Rights or this Agreement proposed by Simioni or his Affiliates for distribution; provided that uniQure will not unreasonably withhold, condition or delay its consent to such.  At least ** before making any such publication, presentation, press release, announcement or other disclosure, Simioni shall submit to uniQure a draft of such disclosure and uniQure shall provide its comments within ** days of receipt.  Without limiting any other instance where uniQure may reasonably withhold consent, uniQure will be deemed to have reasonably withheld its consent to any publication, presentation, press release, announcement or other disclosure under this Section 7.4.2 if (x) such contains any of uniQure’s Confidential Information, (y) Simioni will not delay disclosure or distribution of such until uniQure can prepare and file a relevant patent application or (z) uniQure reasonably believes that such disclosure

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

would adversely affect the value of the Licensed Know-How, Assigned Patent Rights or the rights granted to uniQure hereunder.

7.5.                            Right to Use Names. Except as expressly provided herein, no right, express or implied, is granted by the Agreement to Simioni to use in any manner the name of “uniQure” or any other trade name, symbol, logo, trademark or corporate identifier of uniQure or any of its Affiliates.

ARTICLE VIII
TERM AND TERMINATION

8.1.                            Term.  The term of this Agreement shall commence on the Effective Date and remain in effect until, unless terminated earlier under the provisions of this Agreement, the later of (a) the expiration date of the last to expire of patents within the Assigned Patent Rights and (b) the expiration of all of each Party’s payment obligations to the other Party pursuant to this Agreement (such time period, the “Term”).  Notwithstanding anything herein to the contrary, the obligations of each Party under Section 2.1.2, Simioni’s obligations to conduct a technology transfer of Licensed Know-How to uniQure pursuant to Section 2.3, uniQure’s obligations under Section 2.5 and any obligation to make payments under Article III shall not become effective until the University Acknowledgment Date.

8.2.                            Termination for Material Breach.  In the event of a material breach of this Agreement, the non-breaching Party shall have the right to terminate this Agreement in its entirety by written notice to the breaching Party specifying the nature of such breach in reasonable detail.  Such termination shall become effective ** from receipt of such notice by the breaching Party, unless the breaching Party has cured such breach within such ** period.  Notwithstanding the foregoing, the foregoing cure period shall be tolled upon the commencement and during the conduct of any dispute resolution initiated by a Party under Section 9.2 with respect to a Party’s right to terminate this Agreement pursuant to this Section 8.2 if the other Party initiates such a dispute resolution procedure before the end of the applicable cure period.

8.3.                            Termination by uniQure.  Without prejudice to what is provided under Section 8.5.2(b), uniQure has the right to either terminate this Agreement in its entirety or to terminate its rights and obligations under this Agreement in one or more countries or jurisdictions in the Territory (any terminated Territory, countries or jurisdictions, the “Terminated Territory”) without cause by giving Simioni ** prior written notice. Notwithstanding anything to the contrary in this Agreement, following any termination in less than the entire Territory, uniQure shall retain all of its rights under this Agreement as such relate to any portion of the Territory that is not the Terminated Territory.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

8.4.                            Termination for Insolvency.

8.4.1.                  Either Party may terminate this Agreement in its entirety effective immediately upon written notice to the other Party if, at any time such other Party (a) files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization (except for solvent reorganization or solvent reconstruction) or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, (b) proposes a written agreement of composition or extension of substantially all of its debts, (c) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not be dismissed within ** after the filing thereof, (d) proposes to be a party to any dissolution or liquidation, (e) admits in writing its inability generally to meet its obligations as they fall due in the general course or (f) makes an assignment of substantially all of its assets for the benefit of creditors.

8.4.2.                  Each Party shall retain and may fully exercise all of their respective rights and elections under any Applicable Laws that relate to bankruptcy or insolvency.  Unless otherwise prohibited by Applicable Law and without limiting any Party’s rights or obligations hereunder, in the event a Party has the right to terminate this Agreement pursuant to Section 8.4.1, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to and use of, any intellectual property and all embodiments of intellectual property to which rights or licenses (including non-assertion rights) have been granted to the non-bankrupt Party under this Agreement by the other Party, which, if not already in its possession, shall be promptly delivered to the non-bankrupt Party by the other Party (a) upon the commencement of a bankruptcy proceeding of the other Party upon the non-bankrupt Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-bankrupt Party.

8.5.                            Effect of Expiration or Termination.

8.5.1.                  Accrued Obligations. Upon expiration or termination of this Agreement for any reason, neither Party shall be released from any obligation or liability that, at the time of such expiration or the effective date of termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination.

8.5.2.                  General.  In addition to the rights and obligations of the Parties that survive a termination of this Agreement pursuant to this Agreement,

(a)                                 in the event this Agreement or any country or jurisdiction is terminated by uniQure pursuant to Section 8.3, uniQure agrees to transfer and assign to Simioni and his successors and assigns all of uniQure’s rights, title and interest in and to the Assigned Patent Rights in the Terminated Territory.   uniQure shall execute and deliver upon receipt of the prior written request of

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

Simioni such documents that are necessary to give effect to and perfect the rights of Simioni under this Section 8.5.2(a) and uniQure shall also reimburse all the costs and fees that must be paid to the competent Patent Offices in the Terminated Territory to record the change of ownership;

(b)                                 in the event that notice of termination of this Agreement is provided by uniQure pursuant to Section 8.3 and such termination would affect the entire Agreement or would place the U.S. or the U.S. and one or more countries or jurisdictions in the Terminated Territory or provided by Simioni pursuant to Section 8.2 or 8.4 and such notice of termination follows the third anniversary of the Effective Date, uniQure shall pay ** within ** of the effective date of termination only if neither (i) the Default Payment nor (ii) as set forth in Section 3.3, the milestone payment for the milestone event “First Valid Claim of an Assigned Patent Right in the U.S.” has been paid to Simioni.  For clarity, there shall be no fee payable under this Section 8.5.2(b) in the event that a notice of termination is provided by uniQure or Simioni prior to the third anniversary of the Effective Date.

8.5.3.                  Return of Confidential Information.  Upon termination or expiration of this Agreement in its entirety, each Party shall promptly return all of the other Party’s Confidential Information received hereunder and copies thereof in any medium unless, and solely for so long as, the receiving Party has continuing rights to use the foregoing pursuant to this Section 8.5, except that the receiving Party may retain one (1) copy for its legal files.

8.5.4.                  Inventory. In the event this Agreement or any country or jurisdiction is terminated by uniQure pursuant to Section 8.3, uniQure, any Affiliate(s) and any licensees or sublicensees may, after the effective date of termination and with respect to the Terminated Territory, sell or have sold all products that are in inventory or have otherwise been distributed with the intent to sell as of the date of written notice of termination, and complete and sell or have sold all products which the relevant licensed entity(ies) can demonstrate were in the process of manufacture as of the date of written notice of termination.

8.5.5.                  Survival.  The provisions of Article I (Definitions) (to the extent necessary to give effect to the surviving provisions), Section 3.7 (Right to Offset), Section 3.8 (Taxes), Section 3.9 (Currency Exchange), Section 3.10 (Payment Method), Section 3.11 (Record Retention), Section 5.3 (Disclaimer), Article VI (Indemnification and Limitation on Liability), Article VII (Confidentiality), Section 8.5 (Effect of Expiration or Termination), and Article IX (Miscellaneous) shall survive termination or expiration of this Agreement (including as such provisions relate to the Terminated Territory, for which purpose any references to the “Territory” shall include the “Terminated Territory,” as appropriate).

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

8.6.                            Remedies in Lieu of Termination.

8.6.1.                  The ability of each Party to terminate this Agreement as set forth in this Article VIII, or for uniQure to exercise its rights under Section 8.6.2, is in addition to any other rights or remedies the Parties may have under law or equity, including the ability to seek monetary damages.

8.6.2.                  If uniQure has the right to terminate this Agreement under Section 8.2, but does not desire to exercise such right, uniQure may elect to exercise its rights under this Section 8.6.2 in lieu of exercising its right to terminate the Agreement. In the event of such an election, the Agreement shall continue in full force and effect except that any milestone payments under Section 3.3 or uniQure Sublicense Milestone Revenues under Section 3.4 that are due after uniQure’s notice of election shall be reduced by ** after applying all applicable deductions and reductions to such payments permitted under Section 3.7.

ARTICLE IX
MISCELLANEOUS

9.1.                            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Switzerland without giving effect to the conflicts of law principles thereof.

9.2.                            Dispute Resolution.

9.2.1.                  In the event of any controversy, claim or other dispute arising out of or relating to compliance with this Agreement, any obligation of the Parties herein, or the validity, breach, termination or interpretation of this Agreement (each such controversy, claim or dispute, a “Dispute”), such Dispute shall be first referred to the executives of each Party for resolution, prior to proceeding under the following provisions of this Section 9.2. A Dispute shall be referred to the executives upon one Party providing the other Party with written notice that such dispute exists, and the executives shall attempt to resolve such dispute through good faith discussions. In the event that the executives cannot resolve such dispute within thirty (30) days of such other Party’s receipt of such written notice, either Party may initiate the dispute resolution procedures set forth under Section 9.2.2.

9.2.2.                  Any Dispute which cannot be settled through good faith negotiations under Section 9.2.1 shall, upon written request of any Party with notice to the other Parties hereto, be submitted to binding arbitration under the auspices of the Swiss Rules of International Arbitration of the Swiss Chambers’ Arbitration Institution in force on the date on which the notice of arbitration is submitted in accordance with such Swiss Rules of International Arbitration. There shall be one (1) arbitrator, the seat of the arbitration shall be Lugano, Switzerland and the arbitral proceedings shall be conducted in English.   The Parties expressly authorize the arbitrator to decide ex aequo et bono. Notwithstanding anything herein contained to the contrary, (a) each Party shall be permitted to seek injunctive relief from any court having jurisdiction over the subject matter hereof in furtherance of any such Party’s rights hereunder, (b) the Parties shall have the right to seek enforcement of any arbitration award by any court having

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

jurisdiction over the award, and (c) the Parties hereby consent to the jurisdiction of any court in Switzerland in connection with clauses (a) and (b) of this Section 9.2.2.

9.2.3.                  Each of the Parties acknowledges that if it breaches any of its material obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other Party for which money damages would not be an adequate remedy.  In such event, the Parties agree that each Party shall have the right, in addition to any other rights it may have, to immediate injunctive relief without proof of actual damages or the posting of bond or other security.  Accordingly, if any Party should institute an action or proceeding seeking such equitable relief, the other Party hereby waives the claim or defense that any such Party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.  The Parties further agree to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

9.3.                            Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand against acknowledgement of receipt or mailed, certified or registered mail with postage prepaid, or sent by facsimile or courier, as follows:

if to uniQure:

uniQure biopharma B.V.
F.a.o. Managing Director
P.O. Box 22506
1100 DA Amsterdam
The Netherlands

with a copy to:

uniQure biopharma B.V.
F.a.o. the General Counsel
113 Hartwell Avenue
Lexington MA 02421
United States of America

and with a copy to:

uniQure biopharma B.V.
F.a.o. Dept. Business Development & IP
P.O. Box 22506

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

1100 DA Amsterdam
The Netherlands

or to such other Person or address as uniQure shall designate by notice in the manner provided in this Section 9.3.

if to Simioni:

prof. Paolo Simioni

via L. Barbo 8- 35128 Padova (Italy)

with a copy to:

D.ssa Cristina Rigato

Via Roma 79- 35020 Ponte San Nicolò — Padova (Italy)

or to such other Person or address as Simioni shall designate by notice in the manner provided in this Section 9.3.

9.4.                            Further Assurances.  Each Party agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as may be necessary or advisable to carry out the intent and purposes of this Agreement.

9.5.                            Language. Any notice given in connection with this Agreement must be in English. Unless otherwise agreed upon by all of the Parties, any other document provided in connection with this Agreement must be: (i) in English; or (ii) accompanied by a certified English translation in which case the English translation prevails unless the document is a statutory or other official document.

9.6.                            No Waiver.  No failure by any Party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach of such or any other covenant, agreement, term or condition shall operate as a waiver of such or any other covenant, agreement, term or condition of this Agreement.  Either Party by a signed written instrument may, but shall not be under any obligation to, waive any of its rights or conditions to its obligations hereunder, or any duty, obligation or covenant of the other Party.  No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.  The rights and remedies provided by this Agreement are cumulative and the exercise of any one right or remedy by either Party shall not preclude or waive its right to exercise any or all other rights or remedies.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

9.7.                            Entire Agreement.  This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection herewith.  No covenant, representation or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.

9.8.                            Representation by Legal Counsel.  Each Party hereto represents that it has been advised by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

9.9.                            Construction.  Unless the context of this Agreement otherwise requires: (a) words of one gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” and other similar words refer to this entire Agreement; (d) the words “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified; (e) the terms “Article” and “Section” refer to the specified Article and Section of this Agreement (unless clear from the context that it refers to an Article or Section of some other document); (f) “or” has the inclusive meaning represented by the phrase “and/or”; and (g) the words “will” and “shall” shall have the same meaning. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days.

9.10.                     Severability.  Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

9.11.                     No Independent Contractors.  The Parties shall for all purposes under this Agreement be considered independent contractors with respect to each other, and neither shall be considered an employee, employer, agent or principal of the other.  Neither Party is authorized to assume or create any obligation or responsibility, express or implied, on behalf of, on in the name of the other Party in any manner.

9.12.                     Amendments.  Except as otherwise expressly set forth in this Agreement, any provision of this Agreement may be amended, modified, supplemented, restated or waived only with the written consent of both Parties.

9.13.                     Assignment.  Except for permitted sublicenses under this Agreement, neither Party may assign, or otherwise transfer, its rights or delegate its obligations under this Agreement without

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

the prior written consent of the other Party; provided that uniQure may assign this Agreement without Simioni’s prior consent (but shall provide notice to Simioni of such assignment containing the name and address of the assignee) to (a) any of its Affiliates or (b) a successor in interest in conjunction with the sale of all or substantially all of its assets, so long as such successor shall agree in writing to be bound by the terms and conditions of this Agreement prior to such assignment.  Any attempted assignment without consent is void.  Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the Parties, together with their successors and permitted assigns.

9.14.                     Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement and shall become effective when one (1) or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. This Agreement, following its execution, shall be delivered in original copies, preceded by PDF copies or other form of electronic delivery.

{SIGNATURES ON FOLLOWING PAGE}

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representative as of the Effective Date.

PROFESSOR PAOLO SIMIONI

By:	/s/ Paolo Simioni
Name:	Paolo Simioni
Title:	Inventor, Professor of Medicine, MD, PhD

UNIQURE BIOPHARMA B.V.

By:	/s/ Matt Kapusta	By:	/s/ Maiken Keson-Brookes
Name:	Matt Kapusta	Name:	Maiken Keson-Brookes
Title:	CEO	Title:	SVP and General Counsel

The undersigned, being a duly authorized representative of the University, acknowledges and accepts the terms of this Agreement and acknowledges and accepts that Simioni is the sole owner of, and has the right to assign, all right, title and interest in the Assigned Patent Rights as set forth in this Agreement and that such ownership and the economic terms set forth in this Agreement are in compliance with the University’s rules and regulations.

For such acknowledgment and acceptance:

UNIVERSITY OF PADOVA

By:	/s/ Rosario Rizzuto
Name:	Rosario Rizzuto
Title:	Rector
Date:	4 May 2017

[Signature Page to Assignment and License Agreement]

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

Schedule 1.4

Assigned Patent Rights

Country	Application Number	Application Date	Status	Patent Number	Grant Date	Title
**	**	**	**	**	**	**
**	**	**	**	**	**	**
**	**	**	**	**	**	**
**	**	**	**	**	**	**
**	**	**	**	**	**	**

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

Exhibit A

Form of Patent Assignment

PATENT ASSIGNMENT

This Patent Assignment (“Patent Assignment”), is entered into as of [DATE], 2017 (the “Effective Date”) by and between Professor Paolo Simioni, with a place of business at via Barbo 8, Padova 35128, Italy (“Assignor”) and uniQure biopharma B.V., with a place of business at Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands (“Assignee”).  This Patent Assignment is made pursuant to an Assignment and License Agreement by and between Assignor and Assignee dated as of the date hereof (together with any amendments thereto, the “Assignment and License Agreement”), pursuant to which Assignee has agreed to receive assignment of the Assigned Patent Rights (as defined below) from Assignor. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Assignment and License Agreement.

Assignor is the owner of the Assigned Patents Rights (as defined below). For the consideration provided pursuant to the Assignment and License Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (1) Assignor has sold, assigned and transferred and by these presents does hereby sell, assign and transfer unto said Assignee, its successors, assigns and legal representatives, Assignor’s entire right, title and interest in and throughout the United States of America and Italy, their territories and all other countries throughout the world, in and to (a) the patents and patent applications set forth on Schedule A, (b) any conversions, divisionals, continuations or continuations-in-part thereof, or substitutes therefor, (c) any application claiming priority to any of the foregoing, (d) any patents issuing on or from any of the foregoing, and any reissues, reexaminations or extensions of such patents, and (e) any and all counterparts of any of the foregoing in any country in the Territory (collectively, the “Assigned Patent Rights”) and including the right to claim priority under any applicable statute, treaty or convention based on said Assigned Patent Rights; said applications and letters patents and the invention(s) described therein to be held and enjoyed by said Assignee for its own use and benefit and for its successors, assigns and legal representatives, to the full end of the term for which patents may be granted as fully and entirely as the same would have been held and enjoyed by Assignor had this assignment not been made; and (2) Assignor hereby conveys any and all rights arising under or pursuant to any and all international agreements, treaties or laws relating to the protection of industrial property by filing any such applications for letters patent, any and all claims for damages by reason of past infringement of any Assigned Patent Rights, together with the right to sue for, collect, and retain the proceeds for any past, present, and future infringement of any such Assigned Patent Rights, any and all rights to initiate proceedings before government and administrative bodies, and any

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

and all files, records and other materials arising from the prosecution, exploitation, or defense of rights and registrations pertaining to the applications or letters patents. Assignor hereby acknowledges that this assignment, being of Assignor’s entire right, title and interest in and to said applications and letters patents and the invention(s) described therein, carries with it the right in Assignee to apply for and obtain from competent authorities in all countries of the world any and all letters patent by attorneys and agents of Assignee’s selection and the right to procure the grant of all such letters patent to Assignee for its own name as assignee of the entire right, title and interest therein.

Assignor hereby authorizes and requests the U.S. Patent and Trademark Office, the Italian Patent and Trademark Office, the European Patent Office, the Canadian Intellectual Patent Office and any other applicable counterpart office to record the Assignee as the owner of the Assigned Patent Rights and to issue future patents granted on the patent applications listed above to the Assignee.

Assignor hereby confirms having agreed, and to the extent necessary does hereby agree, to cooperate upon reasonable request with Assignee, its successors and assigns, in proceedings or transactions involving the patents and patent applications included in the Assigned Patent Rights, including producing of evidence (such evidence to potentially include, but not be limited to, providing access, on a confidential basis to the extent allowed by applicable Italian laws and by any Applicable Law, to lab journals, patient records and/or correspondence related to the Assigned Patent Rights which are in possession of Assignor and signing an affidavit related thereto) reasonably necessary or desirable to secure allowance of the patent applications included in the Assigned Patent Rights, including but not limited to those listed above, and to perform any and all other acts reasonably necessary or desirable to vest in Assignee the entire right, title, and interest of the Assigned Patent Rights such that the Assigned Patent Rights will be held and enjoyed by Assignee, its successors and assigns, to the full end of the term for which patents may be granted. It is understood between the Parties that if it is necessary for Assignor to involve any lawyer and /or IP consultant and/or any other advisor for such cooperation with Assignee, Assignee shall pay all the out-of-pocket costs and fees reasonably incurred by Assignor deriving from such advisory/consulting services. Assignor promises to provide the required documents and to make all necessary signatures to record the Assigned Patent Rights in the register of the U.S. Patent and Trademark Office, the Italian Patent and Trademark Office, the European Patent Office, the Canadian Intellectual Patent Office and any other applicable counterpart office.

Assignor warrants that no assignment, sale, agreement, or encumbrance has been or will be made or entered into which would conflict with this Patent Assignment.

This Patent Assignment may be executed by the Assignor and Assignee in separate and several counterparts, each of which shall be an original, but which together shall constitute one and the same

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

instrument. An executed signature page of this Patent Assignment delivered by facsimile or PDF transmission shall be as effective as an original executed signature page.

This Patent Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

ASSIGNOR

Professor Paolo Simioni

Professor Paolo Simioni	Date

WITNESSED

Signature:	Date:
Print Name:
Address:

[Signature Page to Patent Assignment]

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

ASSIGNEE

uniQure biopharma B.V.

[NAME, TITLE]	Date

WITNESSED

Signature:	Date:
Print Name:
Address:

[Signature Page to Patent Assignment]

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Confidential treatment has been requested with respect to the omitted portions. Double asterisks denote omissions.

Schedule A

Patents and Patent Applications

Country	Application Number	Application Date	Status	Patent Number	Grant Date	Title
**	**	**	**	**	**	**
**	**	**	**	**	**	**
**	**	**	**	**	**	**
**	**	**	**	**	**	**
**	**	**	**	**	**	**
**	**	**	**	**	**	**
**	**	**	**	**	**	**